EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for the Wells Fargo Advantage(SM) Choice Variable Annuity.

10.2 Consent of Independent Auditors for the American Express FlexChoice(SM) Variable Annuity.

10.3 Consent of Independent Auditors for the Evergreen Privilege(SM) Variable Annuity.

10.4 Consent of Independent Auditors for the Evergreen Pathways(SM) Variable Annuity.

14.3      Power of Attorney to sign this Registration Statement, dated April 16,
          2003.

14.4      Power of Attorney to sign this Registration Statement, dated April 21,
          2003.